EXHIBIT 99.1

BONE BIOLOGICS ANNOUNCES APPOINTMENT OF BRET HANKEY
TO COMPANY’S BOARD OF DIRECTORS

Burlington, MA., August 3, 2017/ — Bone Biologics Corp. (OTCQB: BBLG) announced that Bret Hankey has joined the company’s board of directors. Mr. Hankey brings more than 15 years of operating and board director experience to the BBLG board.

Since 2000, Mr. Hankey, age 40, has served in various capacities within the Hankey Group where he currently serves as President and is a member of the board of directors on all major companies that comprise the Hankey Group.

Headquartered in Los Angeles, California, the Hankey Group is comprised of seven operating companies specializing primarily in the automotive, finance, technology, real estate and insurance industries. Since 2007, Mr. Hankey has also served in various capacities with Westlake Financial Services, a member of the Hankey Group, and is currently the Vice Chairman and Executive Vice President of Westlake Financial. Westlake Financial is the largest privately held automotive finance company in the United States. Mr. Hankey graduated from the University of Southern California in 2000 with a B.S. in Business Administration and Finance.

About Bone Biologics

Bone Biologics (OTCQB:BBLG) was founded to pursue regenerative medicine for bone.

Bone Biologics Corporation is undertaking groundbreaking work with the three founders and select strategic partners, building on unprecedented research on the Nell-1 molecule that has produced a significant number of studies and publications in peer reviewed scientific literature.

Bone Biologics is currently focusing its development efforts for its bone graft substitute product on bone regeneration in spinal fusion. Nell-1 is a recombinant human protein growth factor that is essential for normal bone development.

For more information, please visit the company’s website at www.bonebiologics.com.

Bone Biologics trades on the OTCQB venture stage marketplace for early stage and developing U.S. and international companies. OTCQB companies are current in their reporting and undergo an annual verification and management certification process. Investors can find Real-Time quotes and market information for the company on www.otcmarkets.com.

About The Hankey Group

Headquartered in Los Angeles, California, the Hankey Group is comprised of seven operating companies specializing primarily in the automotive, finance, technology, real estate and insurance industries.

Forward-Looking Statements

This press release contains forward-looking statements that reflect the Company’s current beliefs, expectations or intentions regarding future events. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “will,” “will be,” “anticipate,” “predict,” “continue,” “future,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to trading in the Company’s common stock on the OTCQB; the next phase of the Company’s development and testing work; the Company’s expectation about moving its technology forward and setting the stage for future growth and enhanced shareholder value; and the future need for regenerative bone solutions. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of the Company and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: future revenues, expenditures, capital or other funding requirements, the adequacy of the Company’s current cash and working capital to fund present and planned operations and financing needs, expansion of and demand for product offerings, and the growth of the Company’s business and operations through acquisitions or otherwise, as well as future economic and other conditions both generally and in the Company’s specific geographic and product markets. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent current report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 2017 and Form 10-Q, filed with the Securities and Exchange Commission on May 12, 2017. The Company anticipates that subsequent events and developments may cause their views and expectations to change. The Company assumes no obligation, and they specifically disclaim any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.